EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Enbridge Energy Partners, L.P. or any subsequent acquisitions or dispositions of equity securities of Enbridge Energy Partners, L.P. by any of the undersigned and the Schedule 13G (and any amendment thereto) to which this Agreement is an exhibit is filed on behalf of each of the undersigned.

Dated:	April 27, 2010

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

Dated:	April 27, 2010

By:	/s/
Name: Soulef Hadjoudj
Title: Legal Counsel

CDP INFRASTRUCTURES FUND G.P.

By:	CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, a general partner

Dated:	April 27, 2010

By:	/s/
Name: Eve Giard
Title: Assistant Corporate Secretary, Caisse de dépôt et placement du Québec

CDP INVESTISSEMENTS INC.

Dated:	April 27, 2010

By:	/s/
Name: Eve Giard
Title: Corporate Secretary

CDP INFRASTRUCTURES FUND INC.

Dated:	April 27, 2010

By:	/s/
Name: Eve Giard
Title: Corporate Secretary